Confidential treatment has been requested for portions of this exhibit. The copy filed here omits the information subject to the confidentiality request. Omissions are designated as XXXX. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                     PATENT AND KNOW-HOW LICENSE AGREEMENT
                     -------------------------------------



                                    between


                                  TieTek, Inc.
                             14315 West Hardy Road
                             Houston, Texas   77060



                                      and



                            OZ-TEX SOLUTIONS PTY LTD
                                  P.O. Box 177
                    Temora, New South Wales, Australia 2666

                              TABLE  OF  CONTENTS
                              -------------------


Preamble ............................................................

Sec  1:    Definitions ..............................................

Sec  2:    Interpretations ..........................................

Sec  3:    Grant of License .........................................

Sec  4:    Territory of License .....................................

Sec  5:    Consideration for the License ............................

Sec  6:    Royalties ................................................

Sec  7:    Documentation, Records and Inspection of Records regarding
           Royalty Payments .........................................

Sec  8:    Reporting  Obligations ...................................

Sec  9:    Manufacturing Plant ......................................

Sec 10:    Quality Requirements of the Licensor .....................

Sec 11:    Improvements/Developments ................................

Sec 12:    Representation of the Licensor and Exclusions ............

Sec 13:    Confidentiality/Limitation of Use ........................

Sec 14:    Assignment of Rights and Undertakings ....................

Sec 15:    Term and Termination of this Agreement ...................

Sec 16:    Termination Event.........................................

Sec 17:    Infringement .............................................

Sec 18:    Indemnification ..........................................

Sec 19:    Notice and Communication .................................

Sec 20:    Taxes and Duties .........................................

Sec 21:    Miscellaneous ............................................

                     PATENT AND KNOW-HOW LICENSE AGREEMENT
                     -------------------------------------

This Patent and Know-How License Agreement is made and entered into on this 4th day of May, 2001, by and between TIETEK, INC., a company incorporated under the laws of the State of Texas, USA and having its registered offices at 14315 West Hardy Road, Houston, Texas 77060 (hereinafter the "Licensor") and OZ-TEX SOLUTIONS PTY LTD a company incorporated in New South Wales, Australia (hereinafter the "Licensee").

                                    PREAMBLE

WHEREAS, Licensor possesses extensive know-how regarding the development, design, production and distribution of composite sleepers,

WHEREAS, Licensor is engaged in the development, design, production and distribution of composite sleepers,

WHEREAS, Licensor is the legal owner of certain intellectual property rights critical to the manufacture and production of composite sleepers,

WHEREAS, the Licensor seeks the commercial development of its know-how in foreign markets, such as that in Australia and New Zealand, by granting licenses to qualified local companies, and

WHEREAS, the Licensee has been established in order to produce and distribute composite sleepers in Australia and New Zealand:

NOW THEREFORE, the Licensor and the Licensee agree as follows:

                                   SECTION 1
                                  DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following meanings throughout this Agreement:

1.1  "Agreement" means this Patent and Know-How License Agreement;

1.2 "Effective Date" means the date this Agreement is entered into by the parties

1.3 "Know-How" means Licensor's information, knowledge and experience in the development, design, manufacture or distribution of the composite sleepers, including any drawings, specifications or test data of which the Licensor possesses;

1.4 "Patent" refers to United States Patent No. 5,886,078, a copy of which is attached hereto as Exhibit A and further supported by Australia Patent No. 716941 dated June 22, 2000, along with any filings made in jurisdictions outside of the United States;

1.5 "Licensor's Technology" means the Patent and the Know-How of which Licensor possesses as of the Effective Date; 1.6 "Licensed Product" means composite sleepers manufactured using Licensor's Technology;

1.7 "Improvements" means any and all improvements, modifications, adoptions or new developments to any part of the Licensor's Technology which the Licensor considers to be of commercial significance in the development, design, manufacture or distribution of the Licensed Product which are derived, made or acquired during the term of this Agreement;

1.8 "Confidential Information" means all of the Know-How, whether in a written, oral or any other format, which Licensee has access to as a result of this Agreement;

1.9 "Taxes and Duties" mean all stamps, documentary, registration, duties, impost, taxes (other than a tax based upon income) and charges including (without limitation) all conveyance, mortgage & financial institution duties, Bank accounts debits, and any such duties, taxes and charges payable by any one or more of the parties hereto and government registration fees;

1.10 "Related Party" means any third party which has common ownership with either the Licensor or the Licensee.

                                   SECTION 2
                                INTERPRETATIONS

In the interpretation of this Agreement, unless something else is clearly intended:

2.1  Singular includes plural and conversely;

2.2 Where a word or phrase is defined its other grammatical form have a corresponding meaning;

2.3 A reference to any party to this Agreement, or any other agreement or document, includes the party's successors and permitted assigns;

2.4 Where the consent or approval of party to this Agreement is required hereunder for any act, matter or thing, such requirement shall in the absence of any express stipulation to the contrary herein mean the prior consent or approval (as the case may be) in writing at the absolute discretion of such party;

                                   SECTION 3
                                GRANT OF LICENSE

3.1 The Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, an exclusive license (hereinafter referred to as the "License") to make, use, produce and provide, market, distribute and sell composite sleepers using all or any part of the Licensor's Technology, subject to the terms and conditions contained in this Agreement.

3.2 Upon the Licensee's request, the Licensor shall execute all documents required under the laws of Australia and New Zealand to register the License, provided that Licensee shall reimburse Licensor for any out-of-pocket costs incurred by Licensor.

3.3 The License granted under Sec. 3.1 above is restricted to the manufacture, use and sale of Licensed Product as expressly provided for in this Agreement. It is expressly understood between the parties hereof that the License granted hereby does not extend to any other purpose or scope not expressly defined in this Agreement.

3.4 The Licensee shall have no right to assign the License or grant any sub-license without prior written approval of the Licensor.

                                   SECTION 4
                            TERRITORY OF THE LICENSE

4.1 The License is granted for use solely within the geographical territory of Australia and New Zealand (hereinafter referred to as the "Territory"). Licensee is specifically precluded from constructing or operating a plant or other facility for the purpose of producing or manufacturing composite sleepers using the Licensor's Technology outside of the Territory.

4.2 The Licensee shall be permitted to sell Licensed Product for use in certain non-exclusive territories, but only if the Licensed Product is to be used in a country where Licensor has not entered into as agreement with a third party for the development, design, manufacture or distribution of the Licensed Product. Non-exclusive territories are limited to XXXXX, XXXXXXXX, XXXXXXXXXXX, XXXXXXXXX, XXXX XXX, XXXX, XXXXXXXX, XXXXXXX, XXXXXX, XXXXX and XXXXXXX. In any situation where the Licensee seeks to export the Licensed Product outside of the Territory, Licensee shall first notify Licensor in writing, providing all of the details, and secure from Licensor prior written authorization for such export.

4.3 In case of violation of the aforesaid provision by the Licensee, the Licensee will pay to the Licensor a penalty equal to $XX for each composite sleeper sold for export without Licensor's prior written authorization. Such penalty shall be paid in US dollars within XX (XXX) working days of the date of Licensor's payment demand. The right to claim damages, to file a petition for a preliminary or permanent injunction and to take resort to any other remedy and relief shall remain unaffected, except that any penalty paid pursuant to this Section shall be set-off against any claim for monetary damages.

4.4 The Licensee shall prohibit the export of the Licensed Product by its customers purchasing the Licensed Products and shall secure such undertaking in writing from all purchasers prior to the sale of any Licensed Product to such party.

                                   SECTION 5
                         CONSIDERATION FOR THE LICENSE

5.1 In consideration for the Licensee granted herein, Licensee shall make the following payments to Licensor upon execution of this Agreement:

     . $XXXXXX (USD) for the pilot plant to be shipped to Temora, New South Wales upon execution of this Agreement (all shipping costs to be paid by the Licensee),

     . An additional $XXXXX (USD) for the pilot plant upon the earlier of XXXXXX (XX) days from release of the pilot plant from Australian customs or XXXXX (XX) days after delivery of the facility to the designated Australian port

     In addition, Licensee shall pay a fee of $XXXXXX (USD) as a license fee for two production lines constructed in Australia or New Zealand in the following increments:

     . $XXXXXX (USD) upon execution of this Agreement and delivery of the plant scope definition for a full scale production line, such plant scope definition to be provided by the Licensor within XXX months of the Effective Date,

     . $XXXXXX (USD) upon the earlier of XXX XXXX from the date of this Agreement or initiation of construction of the initial full scale production line,

     . $XXXXXX (USD) upon shipment of first commercial quantity of finished product from the initial production line,

     . $XXXXXX (USD) upon achievement of an equivalent of XXX% represented capacity production rates from the initial production line, and

     . $XXXXXX (USD) upon achievement of an equivalent of XXX% represented capacity production rates from the initial production line.

     The calculation of ties/year shall be in the aggregate for each production line constructed and based upon a weight of XXX pounds per tie. Such amount of ties per year is estimated to be XXXXXX per production line. Should the specifications for Australian composite sleepers be changed by regulatory or other requirement, the calculation of ties/year shall be adjusted appropriately.

     Payments for each subsequent two production lines constructed in the Licensee Territory shall be as follows:

     . $XXXXXX (USD) upon initiation of construction of such full scale production lines,

     . $XXXXXX (USD) upon shipment of first commercial quantity of finished product,

     . $XXXXXX (USD) upon achievement of an equivalent of 80% represented capacity production rates from one of the production lines, and

     . $XXXXXX (USD) upon achievement of an equivalent of 100% represented capacity production rates from one of the production lines.

     In addition to the Licensing fees, TieTek shall be granted, for a nominal investment amount, an option to receive a XX% equity or equivalent profit interest arising from a joint venture company to be established for the production and marketing of the sleepers.

5.2 The consideration provided for in this Section shall be in addition to any royalty or other payment due Licensor pursuant to the terms of this Agreement.

                                   SECTION 6
                                   ROYALTIES

6.1 The Licensee shall pay to the Licensor a royalty equal as follows (based on cumulative production):


     .  Up to XXXXXX at $XX (USD) per tie,

     .  XXXXXX to XXXXXX at $XXX (USD) per tie,

     .  XXXXXX to XXXX at $XXX (USD) per tie,

     .  greater than XXXXXX at $XXX per tie.

6.2 In the event that Licensee uses the Licensed Product for its own benefit, or sells or otherwise disposes of the Licensed Product to a Related Party, the Licensed Product shall be considered to have been sold at a price equal to the fair market value of such Licensed Product based upon sales to unrelated third parties for use within the Territory.

6.3 All Royalty due pursuant to this Section, shall be paid within ten (10) days following the close of the month in which Licensee receives payment from its customers.

                                   SECTION 7
           DOCUMENTATION, RECORDS AND INSPECTION OF RECORDS REGARDING
                                ROYALTY PAYMENTS

7.1 The Licensee shall maintain and forward to the Licensor together with all required Royalty payments, all documentation and information which the Licensor may reasonably require for verification or the Royalty payments. Such documentation and information shall include, but not be limited to:

     .  all sales agreements with customers;

     .  any invoices, bills of sale and bills of lading issued to customers;

     . bank certificates supporting the amount of payment received from customers and the date of payment by the respective customers;

     . production records indicating the exact number of Licensed Product manufactured by the Licensee as well as inventory records.

7.1 The Licensor shall have the right to inspect all of Licensee's books, records and documentation as may be required, within reason, to verify the Royalty payments Licensor shall have the right to make such inspection with its own employees or through the services of a certified public accountant or other consultant. The costs of such inspections shall be borne by the Licensor if it is determined that the Royalty payments have been calculated and paid in accordance with this Agreement, and by the Licensee if it is determined that Royalty payments have not been calculated and paid in accordance with this Agreement.

                                   SECTION  8
                             REPORTING OBLIGATIONS

8.1 Prior to the beginning of every calendar year, the Licensee shall submit to Licensor a written report detailing the current status and expected development of the Australian and New Zealand markets for composite sleepers, as well as a forecast of Licensed Product sales for the coming year.

8.2 In addition to the requirement set out above and once the production of Licensed Product commences, Licensee shall submit to Licensor a quarterly report which shall include the following information:

     .  Licensed Product production report;

     .  Inventory report;

     .  Sales report;

                                   SECTION 9
                                 MANUFACTURING

     Licensor will design, procure and ship the equipment necessary to manufacture the Licensed Product at a plant location within the Territory (hereinafter referred to as the "Plant"). Licensor will assist and support the installation and commission of each Plant as requested by the Licensee. Licensee agrees to reimburse Licensor for all out-of-pocket costs including salaries, benefits and travel.

                                  SECTION  10
                        QUALITY REQUIREMENTS OF LICENSOR

10.1 The Licensee shall be required to manufacture the Licensed Products in accordance with the quality standards as adopted, from time to time, by Licensor, provided that such standards shall not exceed those used by Licensor in the case of its manufacturing plants located in the US (hereinafter referred to as the "Quality Standard").

10.2 The Licensor shall be entitled to inspect, at any time, the Plant and any other facility established by Licensee for the purpose of manufacturing the Licensed Product, as well as all production of Licensed Product, to confirm that the Licensed Product is being manufactured in accordance with the Quality Standard. Licensor shall have the right to prohibit the sale of Licensed Product manufactured by Licensee if the Quality Standard is not met.

10.3 The Licensee shall not market the Licensed Product until the initial production has been inspected and tested to confirm that the Quality Standard is met.

10.4 The costs of such inspections and tests shall be borne by the Licensor, unless such costs result from failure of the Licensed Product to meet the Quality Standard or from inspections or tests which the Licensee has asked the Licensor to perform.

                                  SECTION  11
                          IMPROVEMENTS/DEVELOPMENTS

11.1 The Licensor shall provide at no cost to the Licensee, all subsequent technical innovations or product improvements made after the Effective Date of this Agreement to the Licensee.

11.2 If improvements are made independently by the Licensee, then the Licensee shall be entitled to make use of such improvement and will provide such improvement to the Licensor at no cost.

                                  SECTION  12
              REPRESENTATIONS OF LICENSOR AND EXCLUSIONS THEREFROM

12.1 The Licensor represents that the Licensor's Know-How to be transferred to the Licensee pursuant to this Agreement includes the latest and most up-to-date advances in its possession as of the Effective Date.

12.2 The Licensor represents that it is free to license rights under the Patent and the Know-How and does not have any obligations to third parties which would hinder the Licensor from granting and fulfilling its obligations to the Licensee as stipulated in this

      Agreement. The Licensor further represents that the Patent and Know-How and its parts are not subject to any legal or administrative proceeding at any court or with any administrative authority in the Territory. The Licensor further represents that it is not aware of any reasons why the Patent and Know-How and its parts may not be utilized pursuant to this Agreement by the Licensee without challenge by, or interference of the rights of, any third parties.

12.3 With the exception of the aforementioned representations, the Licensor does not give any representations, warranties and guaranties with respect to the Patent and Know-How licensed under this Agreement or as to the suitability or fitness of purpose of the Licensed Product manufactured under this Agreement. In particular any liability of the Licensor for the capability of the Licensed Products to be manufactured, used, marketed, distributed or sold for whatsoever legal reasons is hereby expressly excluded. Any liability of the Licensor for claims resulting from the manufacture, marketing, sale and distribution of the Licensed Products for whatsoever legal reason is hereby expressly excluded.

                                   SECTION 13
                       CONFIDENTIALITY/LIMITATION OF USE

13.1 The Licensee hereby expressly agrees to not disclose, in whole or in part, any Confidential Information to persons other than to those employees, representatives or consultants of the Licensee who have a specific need to know such Confidential Information in connection with the exploiting of the Patent and Know-How as licensed under this Agreement. Such employees, representatives or consultants must be bound in writing to secrecy, non-disclosure and non-use of all Confidential Information. The Licensee may also provide Confidential Information, in whole or in part, to contractors, but only after express written approval by the Licensor has been obtained.

13.2 The Licensee shall immediately notify the Licensor in writing of any unauthorized disclosure of the Confidential Information of which the Licensee become aware.

13.3 The Licensee shall not use the Licensor's Technology, wholly or in part, for other purposes than those stipulated in this Agreement, without the Licensor's prior, written consent.

13.4 Excepted from the confidentiality obligations under this Agreement is only such information which the Licensee has proved to Licensor as having been known to the

      Licensee prior to the signature of this Agreement according to the aforesaid provisions and which was accepted by the Licensor in writing as having been pre-known to the Licensee. If the Licensee after receipt of the Confidential Information wishes to prove that any part of the information was known to him prior to the date of signature of this Agreement, the Licensee shall be required to provide full and unrestricted evidence to the Licensor by submitting necessary written documents within 30 days after the receipt of such information.

13.5 The aforementioned provisions continue to be in full force and effect after termination of this Agreement.

13.6 All Confidential Information supplied by the Licensor to the Licensee remains the property of the Licensor.

13.7 If this Agreement is terminated, the Licensee shall return all Confidential Information supplied by the Licensor as far as they are written or embodied in another way (including copies and transcriptions) free from any lien or encumbrance.

13.8 The Licensee shall be fully responsible for disclosure, forwarding and use of Confidential Information protected under this Agreement by persons called in by the Licensee for the purpose of exploiting of the Patent and Know-How licensed if in as far as the disclosure, the forwarding or the use of the Patent, Know-How or information to be kept confidential under this Agreement by such persons violates the terms and conditions of this Agreement.

                                  SECTION  14
                     ASSIGNMENT OF RIGHTS AND UNDERTAKINGS

      This Agreement and any rights and obligations hereunder may not be assigned or transferred, in whole or in part, without the express, prior, written approval of the other party.

                                  SECTION  15
                     TERM AND TERMINATION OF THIS AGREEMENT

15.1 This Agreement is entered into for the greater of the life of the United States or Australian Patents, commencing as of the Effective Date.

15.2 The Licensor may terminate this Agreement by notice as provided for by this Section, if:

      . Any Royalty payment otherwise due pursuant to this Agreement remains outstanding for XXXXXX (XX) days;

      . The Licensee exports Licensed Products outside the Territory without the express prior written approval of the Licensor;

      . the Licensee grants, or attempts to grant, sub-licenses to a third party without prior, written approval of the Licensor;

      . the inspection of the records of the Licensee reveals deviations in the amount of Royalty payments due to the Licensor of more than XX% on a quarterly basis;

      . the Licensee violates any obligations with respect to Confidential Information or attempts to compete with the Licensor;

      . the Licensee takes administrative action or court action against the Patent of the Licensor;

      . the Licensee fails to take remedial actions within XXXXXX (XX) days after having been notified in writing by Licensor that Licensed Product does not meet the Quality Standard;

15.3 If any of the terms or conditions of this Agreement are materially breached and such breach is not corrected within XXXXXX (XX) days after written notice thereof given by the complaining party, then the complaining party shall have the right to terminate this Agreement by giving written notice thereof to the other party.

15.4 Notice of termination shall be given in writing by registered mail, addressed to the last known address of the party to whom it is sent. Termination shall be effective upon posting.

                                   SECTION 16
                               TERMINATION EVENTS

16.1  In the event that the Agreement is terminated as provided for in this
      Section:

      . Licensee shall within XXXXXX (XX) days thereafter return all Confidential Information, including any such materials which have been provided to employees, representatives or consultants, to Licensor;

      .  Licensee shall cease all production of Licensed Product,

      .  Any inventory of Licensed Product shall be liquidated within a XXXXXX
         (XX) day period, and after such period, Licensor shall have the right to purchase any remaining inventory at XXXXXX percent (XX%) of the most recent sale price.

16.2 Any termination of this Agreement as aforesaid shall not relieve any party of any obligations and liabilities accrued prior to the date of termination.


                                   SECTION 17
                                  INFRINGEMENT

17.1 The Licensor is not obliged to restrain any actual or threatened infringement of the Patent and the Know-How by any person in the Territory, but may authorize the Licensee at the Licensee's cost to take such action.

17.2 If a third party threatens or commences legal proceedings against the Licensee (or against any customer) on the ground that the Licensed Product infringe any intellectual property right of the third party, then the Licensee must advise the Licensor in writing of the details of the threat or the legal proceedings.

17.3 If proceedings are threatened or commenced as described in Section 17.2, the Licensor, who the Licensee acknowledges is not obliged to resist such third party claim of take any action in response to such claim, shall:

      . permit the Licensee to conduct or direct any resulting negotiations or legal proceedings at its own costs;

      . provide such assistance to the Licensee as the Licensee reasonably requires in connection with the conduct of those negotiations or that litigation. If the Licensee demands any such assistance, the cost and expenditures of the Licensor shall be borne by the Licensee.

17.4 The Licensor may join any infringement proceeding against the Licensee or its customers at its own costs.

                                  SECTION  18
                                INDEMNIFICATION

     Each party to this Agreement shall indemnify and keep indemnified the other party against any actions, proceedings, claims, demands, costs or expenses arising out of or in connection with any negligence of fault of the indemnified or misrepresentation or breach of any of the terms or conditions or warranties of this Agreement by the indemnifier suffered or incurred by the indemnified party and the indemnifier shall forth with on demand by the indemnified party pay all such moneys due by the indemnifier or the indemnified party pursuant to this indemnity.

                                   SECTION 19
                            NOTICE AND COMMUNICATION

     All notices, requests or other communications required or permitted under this Agreement shall be in writing, and shall be deemed given when mailed by registered mail with return receipt, sent by courier service or sent by fax, as follows:

     19.1  If to the Licensor, addressed to:

               President
               TieTek, Inc.
               14315 West Hardy Road
               Houston, Texas   77060
               Fax (281) 847-1791

     19.2  If to the Licensee, addressed to:
               Managing Director
               Oz-Tex Solutions Pty Ltd
               P. O. Box 177
               Temora, NSW, Australia 2666

     or to such other address or fax number as may be communicated in writing by registered mail to the other party in accordance with this clause.

                                   SECTION 20
                                TAXES AND DUTIES

     Any payment provided for by this Agreement shall be made free and clear of all Taxes and Duties imposed by the Australian and New Zealand Governments or political subdivision thereof. In the event that any such Taxes or Duties are paid by Licensor, Licensee agrees to reimburse Licensor for any such amounts actually paid such that the amount received by Licensor, net of such Taxes and Duties, shall be equal to whatever Licensor in entitled to receive under this Agreement without regard to the payment of any Taxes and Duties.

                                   SECTION 21
                                 MISCELLANEOUS

     All payments due Licensor pursuant to the terms and conditions of this Agreement shall be made in US Dollars and shall be made by wire transfer of good funds to such financial institution as Licensor shall from time to time select. To the extent that amounts must be converted into US Dollars for purposes of satisfying the conditions of this Agreement, any required conversion shall be done based upon the applicable, average exchange rate as published in the Wall Street Journal for the calendar month preceding the month of payment. This Agreement, except in the case of arbitration as provided for herein, is subject to the laws of Australia. Any disputes arising out of it shall be determined in accordance with the laws of Australia. All amendments to this Agreement, including, but not limited, a change of this clause itself, must be made in writing and with express reference to this Agreement. All disputes arising out of or in connection with this Agreement, including any question regarding its existence or any breach or alleged breach thereof, shall be resolved by arbitration under the rules then in effect of the London Courts of International Arbitration, London, England. The situs of the arbitration shall be as agreed by the Parties or, failing an agreement, in London, England. The decision of the arbitrators shall be final and binding on both Parties. The Arbitration Act 1940 shall not be applicable. The arbitration shall be conducted in English language. If any of the provisions of this Agreement shall become or be held invalid, ineffective or unenforceable, all other provisions hereof shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall be deemed to be automatically amended and replaced without the necessity of further action by the parties hereto by such form, substance, time, matter and jurisdiction as shall be valid, effective and enforceable and as shall accomplish as far as possible the purpose and intent of the invalid, ineffective or unenforceable provision. The aforesaid shall apply mutatis mutandis for any situation not contemplated and covered by this Agreement. Nothing in this Agreement is intended or will be construed to give any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision contained herein to any person other than the Parties hereto. It is the intention of the Parties that this Agreement and the provisions hereof are for the sole and exclusive benefit of the Parties or their permitted successors or assigns and for the benefit of no other person. This Agreement shall be executed in several counterparts, each of which when executed by parties and delivered to the respective other party shall be an original, but all of which together shall constitute a single instrument.

This Agreement including the exhibits hereto, constitute the entire Agreement of the parties with respect to the subject matter hereof and supersedes all negotiations, prior discussions and prior Agreements and understandings related to such subject matter.


Witness:                                Signed for and behalf of
1. ____________________                 TieTek, Inc.
Name: ________________
Address: ______________                 by:
_____________________                   Name: ______________________
                                        Designation: President

2. ___________________                  ____________________________
Name: _______________                   Signed for and on behalf of
Address: _____________                  Oz-Tex Solutions Pty Ltd
_____________________
                                        by:
                                        Name: ______________________
                                        Designation: Managing Director.